Exhibit 10.11

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

THIRD AMENDMENT

TO

EXCLUSIVE LICENSE AGREEMENT

This THIRD AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT (this "Amendment") is made and entered into as of October 24, 2019 (“Third Amendment Effective Date”) by and between Belite Bio, Inc ("Company") and The Trustees of Columbia University in the City of New York ("Columbia").

W I T N E S S E T H:

WHEREAS, Columbia and LIN BIOSCIENCE, INC. are parties to that certain Exclusive License Agreement dated September 13, 2016, and amended on August 15, 2017 (the “License Agreement”);

WHEREAS, LIN BIOSCIENCE, INC. and LIN BIOSCIENCE INTERNATIONAL LTD. entered an agreement dated June 30, 2018 to assign the License Agreement to LIN BIOSCIENCE INTERNATIONAL LTD. (the “First Assignment”);

WHEREAS, LIN BIOSCIENCE INTERNATIONAL LTD. and Company (formerly known as Lin BioScience Co., Ltd.) entered an agreement dated July 1, 2018 to assign the License Agreement to Company (the “Second Assignment”);

WHEREAS, Columbia provided its consent to the First Assignment and the Second Assignment dated May 3, 2018;

WHEREAS, Company and Columbia are parties to the License Agreement, and amended on March 28, 2019 (collectively, the “Agreement”). Each capitalized term used herein, and not otherwise defined herein, shall have the meaning set forth in the Agreement; and

WHEREAS, Company and the Columbia wish to amend the Agreement in certain respects;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties hereto hereby agree as follows:

1.	The first two lines of Section 2b of the Agreement is deleted in its entirety and replaced with the following:

“Columbia grants to Company the right to grant sublicenses, provided that (i) the Sublicensee agrees to”

2.	Section 4c(ii) of the Agreement shall be deleted in its entirety and replaced with the following:

“Company or Sublicensee, as applicable, will pay to Columbia an amount equal to [***] of Priority Review Voucher Revenue. If Company or Sublicensee, as applicable, have not sold the Priority Review Voucher [***] receipt of the Priority Review Voucher, royalties due under Section 3b(ii)(A)(1) shall [***] of Net Sales of Patent Products.”

3.	Section 4d shall be amended by adding the following language at the end of the provision:

“In the event that Company achieves a milestone for a Product without the need to achieve any milestone(s) preceding it, Company will pay Columbia the milestone payment for the achieved milestone and payment(s) due for any preceding milestone(s) not already paid for such Product.”

4.	Except as expressly set forth in this Third Amendment, the Agreement shall remain in full force and effect. If there is any inconsistency or conflict between this Third Amendment and the Agreement, the provisions of this Amendment shall govern and control. This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Third Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to the License Agreement to be executed as of the date first above written.

THE TRUSTEES OF COLUMBIA UNIVERSITY IN THE CITY OF NEW YORK

By	/s/ Scot G. Hamilton

Name:	Scot G. Hamilton
Title:	AVP

TTs#55016

BELITE BIO, INC

By	/s/ Tom Lin

Name:	Tom Lin
Title:	Director